 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON October 28, 1998
                                                 Registration No.333-64097
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549
                               AMENDMENT NO. 1
                                      TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       SHARED MEDICAL SYSTEMS CORPORATION
                       ----------------------------------
             (Exact name of registrant as specified in its charter)

                         DELAWARE                                                   23-1704148
(State or other jurisdiction of incorporation or organization)        (IRS Employer Identification No.)

                            51 VALLEY STREAM PARKWAY
                          MALVERN, PENNSYLVANIA 19355
                                 (610) 219-6300
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                           BONNIE L. SHUMAN, ESQUIRE
                            51 VALLEY STREAM PARKWAY
                          MALVERN, PENNSYLVANIA 19355
                                 (610) 219-6300
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                            THOMAS E. WOOD, ESQUIRE
                           DRINKER BIDDLE & REATH LLP
                                   SUITE 300
                              1000 WESTLAKES DRIVE
                        BERWYN, PENNSYLVANIA 19312-2409

Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.   [  ]

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with
dividend or interest reinvestment plans, please check the following box.   [X]

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the
earlier effective registration statement for the same offering.   [  ] _________

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.   [  ]  ___________

          If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.   [  ]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
Title of each class of        Amount                 Proposed                Proposed
  securities to be            to be              Maximum offering       maximum aggregate           Amount of
     registered             registered           Price per unit*         offering price*         registration fee**
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par       130,081            $53.71875               $6,987,788.72           $2,061.40
value per share              Shares



* Estimated solely for purposes of calculating the registration fee. In accordance with Rule 457(h) under the Securities Act of 1933, the price shown is based upon the average of the high and low prices of Shared Medical Systems Corporation Common Stock reported by the New York Stock Exchange on September 21, 1998.

** Previously paid.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
   Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become value per sharech date as the Commission, acting pursuant to said Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+Information contained herein is subject to completion or amendment.  A        +
+registration statement relating to these securities has been filed with the + +Securities and Exchange Commission. These securities may not be sold nor may + +offers to buy be accepted prior to the time the registration statement becomes+ +effective. This prospectus shall not constitute an offer to sell or the +
+solicitation of an offer to buy nor shall there be any sale of these          +
+securities in any State in which such offer, solicitation or sale would be + +unlawful prior to registration or qualification under the securities laws +
+of any such State.                                                            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                SUBJECT TO COMPLETION, DATED OCTOBER 28, 1998

                                   PROSPECTUS

                       SHARED MEDICAL SYSTEMS CORPORATION

                         130,081 Shares of Common Stock

     This Prospectus relates to 130,081 shares of Common Stock, par value $.01 per share ("Common Stock"), of SHARED MEDICAL SYSTEMS CORPORATION, a Delaware corporation (the "Company") which may be offered for sale from time to time by certain stockholders of the Company (the "Selling Stockholders"), or by their pledgees, donees, transferees or other successors in interest, to or through underwriters or directly to other purchasers or through brokers or agents in one or more transactions at varying prices determined at the time of sale or at fixed or negotiated prices. See "Plan of Distribution." Holders of Common Stock are entitled to one vote per share on all matters submitted to the stockholders and do not have cumulative voting rights in the election of directors, or preemptive rights to subscribe for additional securities which may be issued by the Company.

     The Company will not receive any of the proceeds from the sale of shares of Common Stock (the "Shares") by the Selling Stockholders. The Company will pay all of the expenses associated with the registration of the Shares under the Securities Act of 1933, estimated to be approximately $11,311.40. The Selling Stockholders will pay for all other costs of the distribution and sale of the Shares, if any.

     The Common Stock is traded on the New York Stock Exchange under the symbols "SMS." On October 26, 1998, the closing price of the Common Stock was
$41 per share.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE DATE OF THIS PROSPECTUS IS ______________, 1998.

     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDERS OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at its office at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy, and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. Shares of the Company's Common Stock are traded on the New York Stock Exchange. Such reports, proxy and information statements and other information can also be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, N.Y. 10005.

     The Company has filed a registration statement on Form S-3 (herein, together with all amendments and exhibits thereto, the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered pursuant to this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the exhibits filed as a part thereof. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed by the Company with the Commission (File No. 07416) pursuant to the Exchange Act or pursuant to the Securities Act are hereby incorporated by reference in this Prospectus: (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; (c) the Company's Annual Report on Form 11-K with respect to the SMS Retirement Savings Plan for the fiscal year ended December 31, 1997; (d) the Company's Current Reports on Form 8-K filed on February 12, 1998, July 14, 1998 and October 20, 1998; and (e) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed on August 22, 1997, including any amendments or reports filed for the purpose of updating such description.

     All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering pursuant to this Prospectus shall be deemed to be incorporated by reference and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon oral or written request of any such person, a copy of any or all of the documents incorporated herein by reference, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests should be directed to Shared Medical Systems Corporation, 51 Valley Stream Parkway, Malvern, Pennsylvania 19355; Attn:
Terrence W. Kyle, telephone (610) 219-6300.

                                  THE COMPANY

     The Company was incorporated in Delaware in 1969. The Company's principal executive offices are located at 51 Valley Stream Parkway, Malvern, Pennsylvania 19355, and its telephone number is (610) 219-6300.

     The Company and its subsidiaries provide information service and systems solutions to the health industry in North America, Europe and Asia Pacific.

     The Company's services and systems are offered to integrated health networks, multientity health corporations, community health information networks, hospitals, physician offices, clinics, and other health providers. These services and systems include a full range of clinical, financial, patient management, electronic data interchange, managed care, management solutions, and integrated multimedia solutions that use diverse computing and networking technologies, ranging from remote processing (i.e., at the Company's Information Services Center), to client/server networks, to distributed processing systems, to onsite systems. The Company also provides professional services related to its information systems business.

     In the United States, which has historically been the Company's most significant market, the Company currently has contracts with health organizations in 47 states, the District of Columbia, and Puerto Rico. The Company markets its information systems and provides installation services and ongoing technical and educational support with a field staff working from branch offices. At its Corporate Headquarters and Information Services Center, the Company has a customer service staff, applications specialists, and communications and computer operations personnel who assist customers in their day-to-day use of the Company's systems, and system designers and programmers who work to improve existing software applications and develop additional information systems.

     In 1981, the Company entered the health information processing services and systems market in Europe. In Europe, the Company markets, installs, and supports its products through local offices in eleven countries. Currently, the Company has customer contracts in Belgium, the Czech Republic, Denmark, France, Germany, Greece, Hungary, Ireland, Italy, Luxembourg, Malta, Netherlands, Poland, Slovak Republic, Spain, and the United Kingdom. In 1997, the Company entered the Asia Pacific market by signing a customer contract in New Zealand.

     The Company's health information systems and related services are delivered on computers that range from personal computers, to client/server networks, to minicomputers, to mainframes, which can operate at the customer's site, at the Company's Information Services Center (i.e., remotely), or as part of a distributed network. Distributed network systems enable customers to process any combination of the Company's information systems either at the Company's Information Services Center, or at the customer's site. These systems are also offered with networking features that enable multientity health providers to process information for affiliated hospitals, physician groups, and clinics.

     On June 30, 1998, a wholly-owned subsidiary of the Company acquired all of the shares of DP Informatica Srl, a provider of health information systems in Italy. Under the terms of the purchase agreement, the Company issued 130,081 shares of the Company's Common Stock in exchange for all of the shares of DP Informatica Srl. This transaction will be accounted for as a pooling of interests.

                                USE OF PROCEEDS

     The net proceeds from the sale of the shares of Common Stock will be received by the Selling Stockholders. The Company will receive none of the proceeds from any sale of shares of Common Stock by the Selling Stockholders.

                              SELLING STOCKHOLDERS

     The table below sets forth information as of October 28, 1998 with respect to the Selling Stockholders, their names, holdings of shares of the Company's Common Stock prior to the offering of the Shares, the number of shares being offered for the Selling Stockholders' accounts, and the number of shares, if any, of the Company's Common Stock owned by the Selling Stockholders immediately following the sale of the Shares, assuming all of the offered Shares are sold.

                                  COMMON STOCK
                                  ------------


                                     Shares of                              Common Stock       Percentage of
                                    Common Stock          Shares of             to be           Common Stock
                                    Owned Before         Common Stock        Owned After        Owned After
                                    the Offering        Being Offered       the Offering        the Offering
                                --------------------  ------------------  -----------------  ------------------
Fulvio Pugliese                       35,094               35,094                - -                 - -
Andrea Mazzanti                       29,823               29,823                - -                 - -
Maurizio Giuliani                     29,823               29,823                - -                 - -
Antonio Masini                        22,677               22,677                - -                 - -
Franca Quartieri                      12,664               12,664                - -                 - -

RELATIONSHIP BETWEEN THE COMPANY AND THE SELLING STOCKHOLDERS

     The Selling Stockholders formerly owned all of the shares of DP Informatica Srl, an Italian corporation ("DPI"). DPI was acquired by a wholly-owned subsidiary of the Company on June 30, 1998 in a transaction pursuant to which the Company issued to the Selling Stockholders shares of the Company's Common Stock in exchange for their shares in DPI. All of the shares of the Company's Common Stock being offered hereunder were acquired by the Selling Stockholders as consideration in such transaction.

     Messrs. Pugliese, Mazzanti, Giuliani and Masini are currently employees of DPI, which is now an indirect wholly-owned subsidiary of the Company.

                              PLAN OF DISTRIBUTION

     The Shares may be sold by the Selling Stockholders, or by their pledgees, donees, transferees or other successors in interest, from time to time in varying amounts, including in block transactions. Such sales may be made on the New York Stock Exchange, or on one or more other exchanges, or otherwise, at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by the Selling Stockholders directly to one or more purchasers, through agents designated from time to time or to or through broker-dealers designated from time to time. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

     Broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders for whom they may act as agents in such transactions. The Selling Stockholders will bear all discounts, concessions and commissions incurred by them in the sale of the Shares. The Selling Stockholders and any broker-dealers that participate in the distribution of Shares offered hereby may be deemed to be underwriters under the Securities Act, and any profit on the sale of such securities by them, and any discounts, concessions or commissions received by any such broker-dealers, may be deemed to be underwriting discounts and commissions under the Securities Act.

                                 LEGAL MATTERS

     The validity of the Shares offered hereby are being passed upon by Drinker Biddle & Reath LLP, counsel to the Company. Raymond K. Denworth, a Director of the Company and the owner of less than 1% of the Company's Common Stock outstanding on October 28, 1998, is Of Counsel to Drinker Biddle & Reath LLP.

                                    EXPERTS

     The audited consolidated financial statements and schedules incorporated by reference in this Prospectus and elsewhere in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     The following is a list of the estimated expenses to be incurred by the Company in connection with the issuance and distribution of the Shares being registered hereby.

     SEC Registration Fee                               $ 2,061.40
     Accountant's Fees and Expenses                       1,000.00*
     Legal Fees and Expenses                              7,500.00*
     Miscellaneous                                          750.00*
                                                         ----------

               TOTAL                                    $11,311.40
                                                         ----------

_____________________
     * Estimated, subject to change.

     The Selling Stockholders will not bear any portion of the expenses of registration of the Shares.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 102(b)(7) of the Delaware General Corporation Law (the "GCL") provides that a provision in a Delaware corporation's certificate of incorporation eliminating or limiting the personal liability of a director to a corporation or its stockholders shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent unlawful payments of dividends or stock purchases or redemptions by the corporation, or (iv) for any transaction from which the director derived an improper personal benefit.

          Article Twelfth of the Registrant's Restated Certificate of Incorporation provides that a director of the Registrant shall have no personal liability to the Registrant or to its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) (or any successor provision) of the GCL, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited.

          Section 145 of the GCL contains detailed provisions permitting a Delaware corporation to indemnify directors and officers against expenses, judgments, fines and settlements in connection with litigation under certain circumstances.

          Article IX of the Registrant's By-Laws provides that any person who was or is a party or is threatened to be made a party to a proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving while a director or officer of the Registrant at the request of the Registrant as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Registrant against expenses (including attorneys' fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Delaware Law.

          The Stock Purchase Agreement between the Company and the Selling Stockholders pursuant to which the Selling Stockholders acquired the shares of the Company's Common Stock which are the subject of this Registration Statement provides for the indemnification by the Selling Stockholders of the Company, its officers, directors, employees, agents or "control" persons within the meaning of Section 15 of the Securities Act, by the Selling Stockholders for losses, including legal expenses, that arise out of certain statements or omissions in this Registration Statement. If indemnification is unavailable, the Selling Stockholders may be responsible for contribution.

          The Registrant maintains, on behalf of its directors and officers, insurance protection against certain liabilities arising out of the discharge of their duties, as well as insurance covering the Registrant for indemnification payments made to its directors and officers for certain liabilities.

ITEM 16.  EXHIBITS.

EXHIBIT
NUMBER         DESCRIPTION
------         -----------

4(a) Shared Medical Systems Corporation Restated Certificate of Incorporation dated May 14, 1992 and Certificate of Amendment of Restated Certificate of Incorporation dated May 21, 1997 (incorporated by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30,
               1997)

4(b) Amended By-Laws of Shared Medical Systems Corporation (incorporated by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30,
               1995)

5**            Opinion of Drinker Biddle & Reath LLP
23(a)*         Consent of Arthur Andersen LLP
23(b)**        Consent of Drinker Biddle & Reath LLP (included in its opinion filed as Exhibit 5)
24**           Powers of Attorney (included on signature pages)

---------------
* Filed herewith
**Previously filed

ITEM 17.

         UNDERTAKINGS.

     A.  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania, on October 28, 1998.

          SHARED MEDICAL SYSTEMS CORPORATION


          By:  /s/ Marvin S. Cadwell
               -------------------------------------------------------------
              Marvin S. Cadwell
              President and Chief Executive Officer


          By:  /s/ Terrence W. Kyle
               --------------------------------------------------------------
              Terrence W. Kyle
              Senior Vice President and Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed below by the following persons in the capacities and on the dates indicated.





Signature                                 Title                         Date
---------                                 -----                         ----
/s/ Marvin S. Cadwell           President and Chief Executive       October 28, 1998
----------------------          Officer; Director (Principal
Marvin S. Cadwell               Executive Officer)


/s/ Terrence W. Kyle            Senior Vice President and           October 28, 1998
--------------------            Chief Financial Officer
Terrence W. Kyle                (Principal Financial Officer)


/s/ Edward J. Grady*            Vice President and Controller       October 28, 1998
-------------------             (Principal Accounting Officer)
Edward J. Grady

/s/ R. James Macaleer*          Chairman of the Board of           October 28, 1998
----------------------
R. James Macaleer               Directors


/s/ Raymond K. Denworth, Jr.*   Director                           October 28, 1998
----------------------------
Raymond K. Denworth, Jr.


/s/ Frederick W. DeTurk*        Director                           October 28, 1998
-----------------------
Frederick W. DeTurk


/s/ Jeffrey S. Rubin*           Director                           October 28, 1998
--------------------
Jeffrey S. Rubin


/s/ Josh S. Weston*             Director                           October 28, 1998
------------------
Josh S. Weston


/s/ Gail R. Wilensky*           Director                           October 28, 1998
--------------------
Gail R. Wilensky

*By: /s/ Terrence W. Kyle
     --------------------
     Terrence W. Kyle
     Attorney-in-Fact
-------------------------
     * Note: Powers of Attorney appointing Marvin S. Cadwell or Terrence W. Kyle to execute any amendments to the Registration Statement on behalf of the above-named individuals were previously filed with the Securities and Exchange Commission.

                                 EXHIBIT INDEX

Exhibit
Number         Description of Exhibit
-------        ----------------------

5**            Opinion of Drinker Biddle & Reath LLP

23(a)*         Consent of Arthur Andersen LLP

23(b)** Consent of Drinker Biddle & Reath LLP (included in its opinion filed as Exhibit 5)

24**           Power of Attorney (included on signature pages)
---------------
*  Filed herewith
** Previously filed